UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (date of earliest event reported) May 1, 2008
Commission file number: 1-3754

EuroGas, Inc.
(Exact name of registrant as specified in its charter)

Utah	87-0427676
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14 Wall Street 22nd Floor
New York, NY
10005
(Address of principal executive offices) (Zip Code)

(212) 618 1274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Enree into a material Agreement

EuroGas, Inc. announced that it has signed a Share Option Agreement with Regent Ventures Ltd. (Regent), a Canadian public company, to acquire Regent's 45% interest in McCallan Oil & Gas (UK) Ltd. (McCallan), a closely held UK company with European oil and gas and mining interests.

Under the terms and conditions of the agreement, Regent has granted EuroGas the Option to purchase Regent's entire interest in McCallan Oil & Gas (UK) Ltd in exchange for the issuance of 10 million common shares of EuroGas and a cash-payment of CDN $ 3 million payable in three stages. The initial cash payment is to be made five months after Regent has received regulatory approval; two additional payments of CDN $ 1 million are to be made on or before March 31, 2009 and September 30, 2009, respectively.

Item 5,02 Departure of Director

Mr Andreas Danicek has notified the company of his resignation. Effective immediately as of May 1,2008.

Item 8.01 Other Events

EuroGas, Inc. announced that it has been notified of a decision from Najvyssi sud Slovenskej republiky, the highest Court of the Slovak Republic, which ruled in favor of Rozmin s.r.o. (a closely held Slovak company in which EuroGas has an agreement to acquire a 57% interest). The court's decision orders the immediate return of the mining concession, which hosts the giant Gemerska Poloma talc deposit, to Rozmin. The concession was owned by Rozmin until it was cancelled by the Ministry of Environment of the Slovak Republic in 2005. The judgment by Najvyssi sud Slovenskej republiky in Bratislava, Slovak Republic is final and cannot be appealed. The Slovak Republic has been a full member of the European Union since May 2004.

EuroGas Inc. has an agreement to purchase a 57% interest in Rozmin s.r.o. from Belmont Resources Ltd., subject to receipt of a final purchase price payment in the amount of approximately $ 1,000,000. The other shareholders Rozmin are held by and registered in the name of EuroGas Austria GmbH, a wholly-owned subsidiary of McCallan Oil & Gas (UK) Ltd. which owns a 33% interest and the remaining 10% interest Berlin based private German trading company.

This report on Form 8-K contains forward-looking statements. You can identify forward-looking statements by their use of the forward-looking words “anticipate,” “estimate,” “project,” “likely,” “believe,” “intend,” “expect,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering the forward-looking statements made in this report, you should keep in mind the risks noted and other cautionary statements throughout this report. You should also keep in mind that all forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect. If one or more risks identified in this report or other filing materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EuroGas, Inc
(Registrant)

Dated: May 1,2008	/s/ HANK BLANKENSTEIN
Hank Blankenstein
Executive Vice President and
Chief Financial Officer